Exhibit 10

FIFTH AMENDMENT TO

LEASE AGREEMENT

JORDAN VALLEY TECHNOLOGY CENTER

OFFICE BUILDING TWO

THIS FIFTH AMENDMENT TO LEASE AGREEMENT (the “Amendment”) is made and entered into as of this 29th day of June, 2007, by and between BOYER FREEWAY PARK, L.C., a Utah Limited Liability Company, (the “Landlord”), and TENFOLD CORPORATION, a Delaware Corporation (the “Tenant”), (collectively the “Parties”).

RECITALS:

WHEREAS, Boyer Jordan Valley 1, L.C. (the predecessor in interest to Landlord) and Tenant entered into a certain Lease Agreement – Tenfold Office Building Phase I, dated April 28, 2000 and amended by the First Amendment to Lease Agreement dated November 30, 2000, and the Second Amendment to Lease Agreement dated April 3, 2002, and Third Amendment to Lease Agreement dated September 30, 2002, and Fourth Amendment to Lease Agreement dated December 12, 2002 (the “Lease”) providing for the lease by Landlord to Tenant of the office building located at 698 West 10000 South in South Jordan, Utah. Capitalized terms which are used but not defined in this Amendment shall have the same meaning as is set forth in the Lease; and

WHEREAS, Boyer Jordan Valley 1, L.C. assigned its entire right, title and interest in the Lease and conveyed its entire right, title and interest in and to the Leased Premises to Landlord; and

WHEREAS, Landlord and Tenant desire to modify the Lease strictly upon the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.	ARTICLE 1.1(D), NON-EXCLUSIVE PARKING: The number of non-exclusive parking stalls shall be changed from 89 to 90 parking stalls.

2.	ARTICLE 2.1, LENGTH OF TERM: The length of this Fifth Lease Amendment shall be for a period of Five (5) years.

3.	ARTICLE 2.2, COMMENCEMENT DATE; OBLIGATION TO PAY RENT: The Commencement Date of this Fifth Amendment to Lease Agreement shall be September 1, 2007. Tenant’s obligation to pay rent herein shall commence on the Commencement Date. The Expiration Date of this Amendment shall be August 31, 2012.

4.	ARTICLE 3.1, BASIC ANNUAL RENT: The Basic Annual Rent for the term of this Fifth Amendment to Lease Agreement shall be as follows:

Lease Year	Dates	Rentable Square Ft	NNN Rent Per RSF	Annual Rent	Monthly Rent
1	9/1/07 - 8/31/08	22,310	$14.00	$312,340.00	$26,028.33
2	9/1/08 - 8/31/09	22,310	$14.50	$323,495.00	$26,957.92
3	9/1/09 - 8/31/10	22,310	$15.00	$334,650.00	$27,887.50
4	9/1/10 - 8/31/11	22,310	$15.50	$345,805.00	$28,817.08
5	9/1/11 - 8/31/12	22,310	$16.00	$356,960.00	$29,746.67

5.	ARTICLE 21.3 EXTERIOR SIGNAGE RIGHTS: Tenant shall have the right to install Tenant signage on the south face of the building. Specifically, Tenant signage will be located on the west end of the horizontal structure between the 1st and 2nd floors of the Building. Tenant shall also have the right to Tenant signage on a monument sign for the Building. Landlord will pay the cost of both the building and monument signs.

6.	LANDLORD OPTIONS: The Option to Terminate as specified in the 4th Amendment is deleted in its entirety and replaced with the following:

Option to Terminate: Landlord shall have the option to terminate the Lease. In the event that Landlord elects to exercise this Option to Terminate, Landlord shall provide eleven (11) months advance written notice to Tenant. Tenant shall vacate the Leased Premises on or before the end of the eleven (11) month period. Tenant shall be responsible for leaving the Leased Premises in good order, condition and repair subject to normal wear and tear; but shall not be responsible for preparing the Leased Premises for subsequent tenants use such as recarpeting or repainting of the Leased Premises. The lease shall terminate as of the date Tenant vacates the Leased Premises.

In the event that Landlord exercises this Option to Terminate, Landlord will grant to Tenant a rental abatement of the Basic Annual Rent for the last two (2) months of the term of the Lease.

IN WITNESS WHEREOF, the Landlord and Tenant have executed this Fifth Amendment on the date first set forth above.

LANDLORD:	BOYER FREEWAY PARK, L.C., by its Managing Partner, The Boyer Company, L.C.

By:
H. Roger Boyer
	Its:	Chairman and Manager

TENANT:	TENFOLD CORPORATION

By:
Robert P. Hughes
	Its:	Chief Financial Officer

NOTARY

STATE OF UTAH	)
) ss
COUNTY OF SALT LAKE	)

On this      day of June, 2007, personally appeared before me H. ROGER BOYER, who duly acknowledged to me that he executed the foregoing Lease Amendment as the CHAIRMAN AND MANAGER of THE BOYER COMPANY, L. C., A UTAH LIMITED LIABILITY COMPANY the managing partner of BOYER FREEWAY PARK, L.C.

My Commission Expires:
Notary Public
Residing at SALT LAKE COUNTY

STATE OF UTAH	)
) ss
COUNTY OF SALT LAKE	)

On this      day of June, 2007, personally appeared before me ROBERT P. HUGHES, who being duly sworn, did say that he is the CHIEF FINANCIAL OFFICER AND CHIEF OF STAFF of TenFold Corporation, a Delaware Corporation, and that said instrument was signed in behalf of said corporation by authority of its by-laws or a resolution of its Board of Directors, and said ROBERT P. HUGHES acknowledged to me that said corporation executed the same.

My Commission Expires:

Notary Public

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